Exhibit 10.1

OPTIMUMBANK HOLDINGS, INC.

Amended and Restated Stock Purchase Agreement

THIS AMENDED AND RESTATED STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of December 5, 2011 by and between OPTIMUMBANK HOLDINGS, INC., a Florida corporation (the “Company”), and MOISHE GUBIN (the “Investor”).

RECITALS

A. The Company and the Investor have previously entered into a Stock Purchase Agreement dated as of October 25, 2011 (the “Original Purchase Agreement”), pursuant to which the Company agreed to sell to the Investor, and the Investor agreed to purchase from the Company, 6,750,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price of $0.40 per Share (the “Per Share Price”).

B. The Company and the Investor have agreed to amend and restate the terms of the Original Purchase Agreement in order to provide the parties additional time in which to obtain all necessary approvals for the sale of the Shares, and to make certain other changes agreed by the parties.

C. The Board of Directors of the Company (the “Company Board”) has deemed it in the best interests of the Company and its shareholders that the Company to amend and restate the terms of the Original Purchase Agreement on the terms set forth in this Agreement.

NOW, THEREFORE, the parties hereby agree amend and restate the terms of the Original Purchase Agreement in its entirety as follows:

1.	Sale and Purchase of Shares.

Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the respective parties contained herein, the Company agrees to sell to the Investor, and the Investor irrevocably agrees to purchase from the Company, 6,750,000 shares of the common stock (the “Common Stock”) of the Company (the “Shares”) at the price of $0.40 per Share (the “Transaction”).

2.	Closing.

2.1 Closing.

(a) The closing of the sale to the Investor, and the purchase by the Investor, of the Shares (the “Closing”) shall occur on the second business day after the satisfaction or waiver (by the party entitled to grant such waiver) of the conditions to the Closing set forth in this Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to fulfillment or waiver of those conditions), at the offices of the Company located at 2477 East Commercial Boulevard, Fort Lauderdale, FL 33308, or such other date or location as agreed by the parties. The date of the Closing is referred to as the “Closing Date.”

(b) Subject to the satisfaction or waiver on the Closing Date of the applicable conditions to the Closing, at the Closing,

(i) the Company will deliver to the Investor a certificate representing the number of Shares to be issued; and

(ii) the Investor will pay $2,700,000 for the Shares to the Company.

3.	Conditions Precedent to The Investor’s Obligations.

3.1 Conditions Precedent The Investor’s obligation to purchase the Shares is subject to the fulfillment (or waiver by the Investor), prior to or at the time of the Closing, of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects when made and at the time of the Closing, except as affected by the consummation of the transactions contemplated by this Agreement.

(b) Performance. The Company shall have duly performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing.

(c) Approvals. The Investor shall have obtained all consents and approvals of all regulatory agencies, including the Federal Reserve Board and the Florida Office of Financial Regulation, and any other third parties required to effectuate the purchase of the Shares, each of which shall have been obtained without the imposition of any terms or conditions deemed to be unacceptable to the Investor.

4.	Conditions Precedent to the Company’s Obligations.

4.1 Conditions Precedent. The obligations of the Company to issue the Shares to the Investor will be subject to the fulfillment (or waiver by the Company) prior to or at the time of the Closing, of the following conditions:

(a) Representations and Warranties. The representations and warranties made by the Investor in this Agreement shall be true and correct when made and at the time of the Closing.

(b) Performance. The Investor shall have duly performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Investor prior to or at the time of the Closing.

(c) Approvals . The Investor shall have obtained all consents and approvals of all regulatory agencies, including the Federal Reserve Board and the Florida Office of Financial Regulation, and any other third parties required to effectuate the purchase of the Shares, and the Company shall have obtained all consents and approvals of its shareholders, all regulatory agencies, including the Federal Reserve Board and the Florida Office of Financial Regulation, and any other third parties required to effectuate the sale of the Shares, each of which shall have been obtained without the imposition of any terms or conditions deemed to be unacceptable to the Company.

4.2 Non-Fulfillment of Conditions. If any of the conditions specified in Section 4.1 shall not have been fulfilled by the Expiration Date, the Company shall, at the Company’s election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights it may have by reason of such non-fulfillment.

5.	Representations and Warranties of the Company.

5.1 Representations and Warranties. The Company represents and warrants that:

(a) Formation and Standing. The Company is duly formed and validly existing as a corporation under the laws of the State of Florida and, subject to applicable law, has all requisite power and authority to carry on its business as now conducted.

(b) Authorization of Agreement, etc. Subject to the receipt of the approvals described in Section 4.1(c), the execution and delivery of this Agreement has been authorized by all necessary action on behalf of the Company and this Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(c) Compliance with Laws and Other Instruments. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default under any material agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, or any permit, franchise, judgment, decree, statute, order, rule or regulation applicable to the Company or its business or properties.

(d) Offer of Shares. Neither the Company nor anyone acting on its behalf has taken or will take any action that would subject the issuance and sale of the Shares to the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

5.2 Survival of Representations and Warranties. All representations and warranties made by the Company in Section 5.1 shall survive the execution and delivery of this Agreement, any investigation at any time made by the Investor or on the Investor’s behalf and the issue and sale of Shares.

6.	Representations and Warranties of the Purchaser.

6.1 Representations and Warranties. The Investor represents and warrants to the Company that each of the following statements is true and correct as of the Closing Date:

(a) Accuracy of Information. All of the information provided by the Investor pursuant to this Agreement is true, correct and complete in all respects. Any other information the Investor has provided to the Company about the Investor is correct and complete as of the date of this Agreement.

(b) Access to Information. The Investor acknowledges that he is a director of the Company and has had an opportunity to ask questions of, and receive answers from, the Company or any of its management concerning the terms and conditions of the Company, and to obtain any other information which the Investor requested with respect to the Company and the Investor’s investment in the Company.

(c) Investment Representation and Warranty. The Investor is acquiring the Shares for the Investor’s own account. The Investor hereby agrees that the Investor will not, directly or indirectly, assign, transfer, offer, sell, pledge, hypothecate or otherwise dispose of all or any part of such Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any part of the Shares) except in accordance with the registration provisions of the Securities Act or an exemption from such registration provisions, and any applicable state or other securities laws.

(d) Representation of Investment Experience and Ability to Bear Risk. The Investor (i) is knowledgeable and experienced with respect to the financial, tax and business aspects of the ownership of the Shares and of the business contemplated by the Company and is capable of evaluating the risks and merits of purchasing Shares and, in making a decision to proceed with this investment, has not relied upon any representations, warranties or agreements, other than those set forth in this Agreement and the Offering Memorandum, and (ii) can bear the economic risk of an investment in the Company for an indefinite period of time, and can afford to suffer the complete loss thereof.

(e) Accredited Investor. The Investor is an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act by reason of the fact that the Investor is: (i) a director of the Company, and (ii) a natural person whose individual net worth exceeds $1,000,000 (excluding the Investor’s primary residence).

(f) Suitability. The Investor has evaluated the risks involved in investing in the Shares and has determined that the Shares are a suitable investment for the Investor. Specifically, the aggregate amount of the investments the Investor has in, and the Investor’s commitments to, all similar investments that are illiquid is reasonable in relation to the Investor’s net worth, both before and after the purchase of the Shares pursuant to this Agreement.

(g) Transfers and Transferability.

(i) The Investor understands and acknowledges that the Shares have not been registered under the Securities Act or any state securities laws and are being offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws for transactions not involving any public offering and, therefore, cannot be resold or transferred unless they are subsequently registered under the Securities Act and such applicable state securities laws or unless an exemption from such registration is available. The Investor also understands that, except as provided in the Registration Rights Agreement between the Investor and the Company, the Company does not have any obligation or intention to register the Shares for sale under the Securities Act, any state securities laws or of supplying the information which may be necessary to enable the Investor to sell Shares; and that the Investor has no right to require the registration of the Shares under the Securities Act, any state securities laws or other applicable securities regulations.

(ii) The Investor has no contract, understanding, agreement or arrangement with any person to sell or transfer or pledge to such person or anyone else any of the Shares for which the Investor hereby subscribes (in whole or in part); and the Investor has no present plans to enter into any such contract, undertaking, agreement or arrangement.

(h) Residence. The Investor maintains the Investor’s domicile at the address shown in the signature page of this Agreement and the Investor is not merely transient or temporarily resident there.

(i) Awareness of Risks. The Investor represents and warrants that the Investor is aware that the shares involve a substantial degree of risk of loss.

(j) Power, Authority; Valid Agreement. (i) The Investor has all requisite power and authority to execute, deliver and perform the Investor’s obligations under this Agreement and to purchase the Investor’s Shares; (ii) the Investor’s execution of this Agreement has been authorized by all necessary corporate or other action on the Investor’s behalf; and (iii) this Agreement is valid, binding and enforceable against the Investor in accordance with its terms.

(k) No Conflict; No Violation. The execution and delivery of this Agreement by the Investor and the performance of the Investor’s duties and obligations hereunder and thereunder (i) do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under (A) (1) any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement or understanding, or (2) any license, permit, franchise or certificate, in either case to which the Investor or any of the Investor’s affiliates is a party or by which the Investor or any of them is bound or to which the Investor’s or any of their properties are subject; (ii) do not require any authorization or approval under or pursuant to any of the foregoing; or (iii) do not violate any statute, regulation, law, order, writ, injunction or decree to which the Investor or any of the Investor’s affiliates is subject.

(l) No Default. The Investor is not (i) in default (nor has any event occurred which with notice, lapse of time, or both, would constitute a default) in the performance of any obligation, agreement or condition contained in (A) this Agreement, (B) any provision of any charter, by-laws, trust agreement, partnership agreement or other governing instrument applicable to the Investor, (C) (1) any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or any lease or other agreement or understanding, or (2) any license, permit, franchise or certificate, in either case to which the Investor or any of the Investor’s affiliates is a party or by which the Investor or any of them is bound or to which the Investor’s or any of their properties are subject, or (ii) in violation of any statute, regulation, law, order, writ, injunction, judgment or decree applicable to the Investor or any of the Investor’s affiliates.

(m) No Litigation. There is no litigation, investigation or other proceeding pending or, to the Investor’s knowledge, threatened against the Investor or any of the Investor’s affiliates which, if adversely determined, would adversely affect the Investor’s business or financial condition or the Investor’s ability to perform the Investor’s obligations under this Agreement.

(n) Consents. Except as provided in Section 4.1(c), no consent, approval or authorization of, or filing, registration or qualification with, any court or Governmental Authority on the Investor’s part is required for the execution and delivery of this Agreement by the Investor or the performance of the Investor’s obligations and duties hereunder or thereunder.

(o) Representations and Warranties by Purchaser under USA PATRIOT Act. [Purchasers should check the OFAC website at <http://www.treas.gov/ofac> before making the following representations].

(i) The Investor represents that the amounts to be contributed by the Investor to the Company were not and are not directly or indirectly derived from activities that may contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.1 The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>. In addition, the programs administered by OFAC (“OFAC Programs”) prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

(ii) The Investor hereby represents and warrants that, to the best of the Investor’s knowledge: (i) the Investor; (ii) any person controlling or controlled by the Investor; (iii) if the Investor is a privately held entity, any person having a beneficial interest in the Investor; or (iv) any person for whom the Investor is acting as agent or nominee in connection with this investment is not a country, territory, individual or entity named on an OFAC list or a person or entity prohibited under the OFAC Programs.

(iii) The Investor represents and warrants that, to the best of the Investor’s knowledge, (i) the Investor; (ii) any person controlling or controlled by the Investor; (iii) if the Investor is a privately held entity, any person having a beneficial interest in the Investor; or (iv) any person for whom the Investor is acting as agent or nominee in connection with this investment is not a senior foreign political figure,2 any immediate family member3 or close associate4 of a senior foreign political figure as such terms are defined in the footnotes below.

6.2 Survival of Representations and Warranties. All representations and warranties made by the Investor in Section 6.1 of this Agreement shall survive the execution and delivery of this Agreement, as well as any investigation at any time made by or on behalf of the Company and the issue and sale of Shares.

6.3 Indemnification. The Investor hereby agrees to indemnify the Company and any affiliates and to hold each of them harmless from and against any loss, damage, liability, cost or expense, including reasonable attorney’s fees (collectively, a “Loss”) due to or arising out of a breach or representation, warranty or agreement by the Investor, whether contained in this Agreement or any other document provided by the Investor to the Company in connection with the Investor’s investment in the Shares. The Investor hereby agrees to indemnify the Company and any affiliates and to hold them harmless against all Loss arising out of the sale or distribution of the Shares by the Investor in violation of the Securities Act or other applicable law or any misrepresentation or breach by the Investor with respect to the matters set forth in this Agreement. In addition, the Investor agrees to indemnify the Company and any affiliates and to hold such Persons harmless from and against, any and all Loss, to which they may be put or which they may reasonably incur or sustain by reason of or in connection with any misrepresentation made by the Investor with respect to the matters about which representations and warranties are required by the terms of this Agreement, or any breach of any such warranty or any failure to fulfill any covenants or agreements set forth herein. Notwithstanding any provision of this Agreement, the Investor does not waive any right granted to the Investor under any applicable state securities law.

[1]	These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.
[2]

A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

[3]	“Immediate family” of a senior foreign political figure typically includes the figure's parents, siblings, spouse, children and in-laws.
[4]

A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the senior foreign political figure.

7.	Filings; Other Actions.

(a) The Investor, on the one hand, and the Company, on the other hand, will cooperate and consult with the other and use reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, and the expiration or termination of any applicable waiting period, necessary or advisable to consummate the Transaction contemplated by this Agreement, and to perform the covenants contemplated by this Agreement.

(b) Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other parties may reasonably request to consummate or implement such Transaction or to evidence such events or matters. In particular, the Investor will use the Investor’s reasonable best efforts to promptly obtain or submit, and the Company will cooperate as may reasonably be requested by the Investor to help the Investor promptly obtain or submit, as the case may be, as promptly as practicable, the approvals and authorizations of, filings with, the Federal Reserve Board and the Florida Office of Financial Regulation, all notices to and, to the extent required by applicable law or regulation, consents, approvals or exemptions from any other regulatory authorities, for the Transaction contemplated by this Agreement.

(c) The Investor and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, all the information relating to such other party, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the Transaction to which it will be party contemplated by this Agreement. In exercising the foregoing right, each of the parties agrees to act reasonably and as promptly as practicable.

(d) Each party agrees to keep the other party apprised of the status of matters referred to in this Section 9. The Investor shall promptly furnish the Company, and the Company shall promptly furnish the Investor, to the extent permitted by applicable law, with copies of written communications received by it or its subsidiaries from, or delivered by any of the foregoing to, any governmental entity in respect of the Transaction contemplated by this Agreement.

8.	Certain Agreements and Acknowledgments of the Purchaser.

8.1 Agreements. The Investor understand, agree and acknowledge that:

(a) No Recommendation. No foreign, federal, or state authority has made a finding or determination as to the fairness for investment of the Shares and no foreign, federal or state authority has recommended or endorsed or will recommend or endorse this offering.

(b) No Disposition. The Investor will not, directly or indirectly, assign, transfer, offer, sell, pledge, hypothecate or otherwise dispose of all or any part of the Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any part of the Shares) except in accordance with the registration provisions of the Securities Act or an exemption from such registration provisions and any applicable state or other securities laws.

(c) Update Information. If there should be any change in the information provided by the Investor to the Company (whether pursuant to this Agreement or otherwise) prior to the Investor’s purchase of the Shares, the Investor will immediately furnish such revised or corrected information to the Company.

9.	Registration Rights. After the Closing, the Company shall provide the Investor with the registration rights set forth in Exhibit A to this Agreement.

10.	Termination.

10.1 Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and the Transaction contemplated hereby may be abandoned prior to the Closing:

(a) by mutual written consent of the Investor and the Company; or

(b) by any party hereto, if the Closing shall not have occurred by June 30, 2012, provided, that the right to terminate this Agreement pursuant to this Section shall not be available to any party whose failure to perform any of its obligations under this Agreement required to be performed by it at or prior to such date has been the cause of, or resulted in, the failure of the Transaction to have become effective on or before such date.

10.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 10.1, this Agreement shall terminate, without any liability on the part of any party or its shareholders, partners, members, affiliates, directors, officers or agents); provided that no party shall be relieved or released from any liability or damages arising from any fraud or intentional breach of this Agreement.

11.	General Contractual Matters.

11.1 Amendments and Waivers. This Agreement may be amended and the observance of any provision hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Investor and the Company.

11.2 Assignment. The Investor agrees that neither this Agreement nor any rights which may accrue to the Investor hereunder may be transferred or assigned.

11.3 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given to any party when delivered by hand, when delivered by telecopier, or when mailed, first-class postage prepaid, (a) if to the Investor, to the Investor at the address or telecopy number at 150 Fencl Lane, Hillside, IL 60162, or to such other address or telecopy number as the Investor shall have furnished to the Company in writing, and (b) if to the Company, to 2477 East Commercial Boulevard, Fort Lauderdale, FL 33308, or to such other address or addresses, as the Company shall have furnished to the Investor in writing, provided that any notice to the Company shall be effective only if and when received by the Company.

11.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS (EXCEPT INSOFAR AS AFFECTED BY THE SECURITIES OR “BLUE SKY” LAWS OF THE STATE OR SIMILAR JURISDICTION IN WHICH THE OFFERING DESCRIBED HEREIN HAS BEEN MADE TO YOU).

11.5 Arbitration. Any dispute or controversy arising out of or in relation to this Stock Purchase Agreement shall be determined by binding arbitration in Ft. Lauderdale, Florida, in accordance with the commercial rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction. The expenses of the arbitration shall be borne equally by the parties to the arbitration, provided that each party shall pay for and bear the cost of its own experts, evidence, legal counsel and travel expense.

11.6 Descriptive Headings. The descriptive headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision of this Agreement.

11.7 Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter of this Agreement, and there are no representations, covenants or other agreements except as stated or referred to herein.

11.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

COMPANY:

OPTIMUMBANK HOLDINGS, INC.

By:	/s/ Richard L. Browdy
Name:	Richard L. Browdy
Title:	President

INVESTOR:

/s/ Moishe Gubin
Name: Moishe Gubin